EXHIBIT 32.1

BISON INSTRUMENTS, INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Fred E. Ross, Chief Executive Officer of Bison Instruments, Inc. (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s quarterly Report on Form 10-Q for the quarterly period ended July 31, 2013 (the “Report”).

The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date:  September 12, 2013

/s/Fred E. Ross                                                       (Signature)

Fred E. Ross

Chief Executive Officer, and Director